                                                         Registration No. ______

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                     -------

                           ALLIANCE GAMING CORPORATION
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
                                    --------

              NEVADA                                            88-0104066
   -------------------------------                        ----------------------
   (State or Other Jurisdiction of                          (I.R.S. Employer
   Incorporation or Organization)                         Identification Number)

                             6601 SOUTH BERMUDA ROAD
                          LAS VEGAS, NEVADA 89119-3605
                                 (702) 270-7600
             -------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                          1996 LONG TERM INCENTIVE PLAN
                         -------------------------------
                            (Full Title of the Plans)

                              SCOTT D. SCHWEINFURTH
                             CHIEF FINANCIAL OFFICER
                           ALLIANCE GAMING CORPORATION
                             6601 SOUTH BERMUDA ROAD
                          LAS VEGAS, NEVADA 89119-3605
                                 (702) 270-7600
                   ------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


                                                   Proposed             Proposed
                                                   Maximum              Maximum
                             Amount to             Offering             Aggregate             Amount of
Title of Shares to           be Regis-             Price Per            Offering              Registration
be Registered                tered                 Unit (1)             Price (1)             Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.10
par value                    3,000,000             $4.00         $12,000,000           $3,636.36


================================================================================

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) based on the average price at which the options referred to herein may be exercised.

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                       COVERING SECURITIES THAT HAVE BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933.


                           ALLIANCE GAMING CORPORATION

                                  COMMON STOCK
                            Par Value $0.10 Per Share

                          -----------------------------

                           ALLIANCE GAMING CORPORATION
                          1996 LONG TERM INCENTIVE PLAN
                          ----------------------------

        The shares of Common Stock, par value $0.10 per share (the "Common Stock"), of Alliance Gaming Corporation (the "Company") hereby offered are those shares which are offered to certain directors, employees and designated paid consultants (as defined below) of the Company, pursuant to awards made under the Alliance Gaming Corporation 1996 Long Term Incentive Plan (the "Plan").

        Certain persons who receive shares of Common Stock pursuant to an award under the Plan may be deemed to be "underwriters" or "affiliates" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and may not resell such shares except pursuant to a separate prospectus or pursuant to a specific exemption from the registration requirements of the Securities Act.

                          ----------------------------

        NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS DOCUMENT IN CONNECTION WITH THE OFFER MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                         THE DATE OF THIS DOCUMENT IS AUGUST 20, 1997

                                TABLE OF CONTENTS

                           ALLIANCE GAMING CORPORATION

                          1996 LONG TERM INCENTIVE PLAN


                                                                                          PAGE
                                                                                          ----
AVAILABLE INFORMATION......................................................................  2
        1.     Purpose.....................................................................  3
        2.     Administration..............................................................  3
        3.     Common Stock Subject to the Plan............................................  4
        4.     Eligibility.................................................................  4
        5.     Stock Options...............................................................  5
        6.     Restrictions Applicable to Restricted Stock.................................  8
        7.     Stock Appreciation Rights...................................................  9
        8.     Rights of Grantees.......................................................... 10
        9.     Determination of Fair Market Value.......................................... 10
        10.    Retirement, Termination of Employment or Death of Holders of Options,
               Stock Appreciation Rights and Restricted Stock.............................. 11
        11.    Adjustments................................................................. 12
        12.    Maximum Awards.............................................................. 13
        13.    Manner of Grant............................................................. 13
        14.    Compliance with Law and Regulations......................................... 13
        15.    Tax Withholding............................................................. 13
        16.    Nonexclusivity of the Plan.................................................. 14
        17.    Amendment................................................................... 14
        18.    Termination or Suspension................................................... 14
        19.    Miscellaneous............................................................... 14
        20.    Exculpation and Indemnification............................................. 15
        21.    Governing Law............................................................... 15
        22.    Unfunded Plan............................................................... 15

PLAN COMMITTEE............................................................................. 15

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................... 15


                              AVAILABLE INFORMATION

        This document does not contain all the information set forth in the Registration Statement, to which the Prospectus (of which this document is a part) relates, and the exhibits to that Registration Statement which the Company has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act and to which reference is hereby made. The Company will promptly furnish, without charge, to any employee receiving this document, upon written or oral request, a copy of (a) any of the documents incorporated by reference in the Registration Statement to which the Prospectus (of which this document is a part) relates (not including any exhibits to such incorporated documents unless such exhibits are specifically incorporated by reference therein), (b) any other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and (c) the Plan. The documents referred to in clause (b) of the preceding sentence are also incorporated by reference into this document. Requests should be directed to the Secretary, Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119-3605, (702) 270-7600.

                                  ALLIANCE GAMING CORPORATION

                                 1996 LONG TERM INCENTIVE PLAN

        The Plan was established by the Board of Directors of the Company (the "Board") and was approved by shareholders of the Company on April 16, 1997. The Plan will continue in effect until terminated by the Board in accordance with the terms of the Plan.

1.      PURPOSE OF THE PLAN

        The Plan is intended to encourage stock ownership by directors, employees and designated paid consultants of the Company and its subsidiaries (collectively, the "Subsidiaries" and individually, a "Subsidiary"), in order to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or a Subsidiary.

        Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options; the term "option" when used hereinafter refers to either Incentive Stock Options or Nonstatutory Stock Options, or both. Restricted stock awarded under the Plan is subject to restrictions as determined in each specific case by the Board or by a duly appointed committee of the Board (the "Committee"). Stock Appreciation Rights may be granted under the Plan. The term "Award" when used hereinafter collectively refers to options, Stock Appreciation Rights and restricted stock awarded under the Plan.

2.      ADMINISTRATION

        Administration of the Plan. The Plan is administered by the Board or, if the Board so determines, by the Committee, provided that except as otherwise provided below, in the case of Awards to directors or officers subject to
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee has exclusive responsibility for and authority to administer the Plan unless the Board expressly determines otherwise. The membership of the Committee consists of not less than two members of the Board and will be constituted, if possible, to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3"). Duly authorized actions of the Committee constitute actions of the Board for the purposes of the Plan and its administration. The Board or the Committee, as applicable, has authority in its sole discretion:

- to determine the time or times at which, and the directors, employees and consultants to whom options, Stock Appreciation Rights and restricted stock are awarded under the Plan;

- to determine the base price of any Stock Appreciation Right, the Incentive Stock Option Price or the Nonstatutory Stock Option Price (both as defined below) of, and the number of shares of Stock (as defined below) to be covered by, Stock Appreciation Rights and options granted under the Plan;

- to determine the number of shares of Stock to be covered by awards of restricted stock under the Plan;

- to determine the time or times at which each option and/or Stock Appreciation Right granted under the Plan may be exercised, including whether the option or Stock Appreciation Right may be exercised in whole or in installments;

- to establish the terms of the restrictions applicable to any restricted stock awarded, and to determine the time or times at which restrictions lapse;

- to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it; and

- to make all other determinations which the Board or Committee, as applicable, deem necessary or advisable for the administration of the Plan.

        Reserved Authority of the Board. The Committee has all the powers and duties set forth above, as well as any additional powers and duties that the Board may delegate to it; provided, however, that Board expressly retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise of options or as restricted stock awarded under the Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, and may discharge the Committee.

3.      COMMON STOCK SUBJECT TO THE PLAN

        Limitation on Number of Shares. The number of shares which may at any time be made subject to options or Stock Appreciation Rights, or which may be issued upon the exercise of options or Stock Appreciation Rights granted under the Plan or made subject to grants of restricted stock, is limited to an aggregate of 3,000,000 shares of the common stock, $.10 par value, of the Company (the "Stock"). The shares reserved for issuance pursuant to the Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board. If any option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or any restricted stock Award is forfeited for any reason, the shares of Stock allocable to the unexercised portion of the option or Stock Appreciation Right or to the forfeited portion of the restricted stock Award may again be made subject to an option or Award under the Plan.

        Adjustments of Number of Shares. In the event of a change in the common stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change are deemed to be the common stock for purposes of the Plan.

4.      ELIGIBILITY

        Awards may be granted under the Plan to paid consultants, directors and employees of the Company or a Subsidiary designated by the Board or the Committee, provided that Incentive Stock Options may be awarded only to regular full-time employees of the Company or a Subsidiary (including, employees who serve as officers or directors). As used in the Plan, "paid consultant" means an independent contractor retained to perform continuing and substantial services for the Company or any subsidiary, and designated as a paid consultant by the Board or the Committee. Any person granted an Award under the Plan (a "Grantee") remains eligible to receive one or more additional grants thereafter, notwithstanding that options or Stock Appreciation Rights previously granted to such person remain unexercised in whole or in part, or that the applicable restrictions on any restricted stock issued to such person have not lapsed.

5.      STOCK OPTIONS

        In General. The Plan authorizes the Board or the Committee to grant options that qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options that do not so qualify ("Nonstatutory Stock Options"). Each option granted under the Plan is evidenced by a written and executed option agreement which will specify whether the option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option.

        Incentive Stock Options. Each stock option agreement covering an Incentive Stock Option granted under the Plan and any amendment thereof, other than an amendment to convert an Incentive Stock Option into a Nonstatutory Stock Option, will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

        Option Price. The purchase price of each of the shares of Stock subject to an Incentive Stock Option (the "Incentive Stock Option Price") will be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with Section 9 below, or the par value of such share if greater, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of the parent corporation (as defined in Section 425(e) of the Code), if any, of the Company or of any of the Subsidiaries (or, under Section 425(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option will be at least 110% of the fair market value of such share of Stock, as determined in accordance with Section 9 below.

        Term. Incentive Stock Options granted under the Plan will be exercisable for the periods determined by the Board or the Committee at the time of grant of each Incentive Stock Option, but in no event is an Incentive Stock Option exercisable after the expiration of ten years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee as to whom the Incentive Stock Option Price of each share of Stock subject thereto is required to be 110% of the fair market value of the share of Stock pursuant to the preceding paragraph will not be exercisable after the expiration of five years from the date of grant. Each Incentive Stock Option granted under the Plan is also subject to earlier termination as provided in the Plan.

        Exercise. Generally under the Plan, Incentive Stock Options may be exercised in whole or in installments, to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each option.

        Incentive Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Incentive Stock Option expires. The written notice of exercise must be sent together with the full Incentive Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, whether preferred or common, or partly in cash and partly in such shares of stock. If any portion of the Incentive Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 9 below, as of the effective date of exercise of the Incentive Stock Option.

        In general, an Incentive Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Incentive Stock Option was granted remains an officer or employee of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries. All Incentive Stock Options granted under the Plan are nontransferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

        No Incentive Stock Option may be exercised as to fewer than 100 shares of Stock at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Incentive Stock Option.

        The Board or the Committee may also permit Grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Board or the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any option may be used by the Company for general corporate purposes. Any portion of an option that is exercised may not be exercised again.

        Nonstatutory Stock Options. Each stock option agreement covering a Nonstatutory Stock Option granted under the Plan and any amendment thereof will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

        Option Price. The purchase price of each of the shares of Stock subject to a Nonstatutory Stock Option (the "Nonstatutory Stock Option Price") will be a fixed price determined by the Board or the

Committee at the time of grant, which will not be less than the greater of the par value of such share, or one hundred percent (100%) of the fair market value of such share, determined in accordance with Section 9 below, on the date of the grant of the Nonstatutory Stock Option.

        Term. Nonstatutory Stock Options granted under the Plan are exercisable for a period of ten years unless otherwise determined by the Board or the Committee at the time of grant. Each Nonstatutory Stock Option granted under the Plan will also be subject to earlier termination as provided in the Plan.

        Exercise. Generally, under the Plan, Nonstatutory Stock Options may be exercised in whole or in installments to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each option.

        Nonstatutory Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Nonstatutory Stock Option expires. The written notice of exercise must be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, whether preferred or common, or partly in cash and partly in such shares of stock. If any portion of the Nonstatutory Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 9 below, as of the effective date of exercise of the Nonstatutory Stock Option.

        In general, a Nonstatutory Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Nonstatutory Stock Option was granted remains either a director, employee or paid consultant of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries. A person is deemed to be a paid consultant only so long as he or she continues to perform and be compensated for substantial services for the Company, the parent corporation, if any, of the Company, or a Subsidiary, as to which the determination of the Board or the Committee, as applicable, will be binding and conclusive. Unless the Board or Committee determines otherwise, all Nonstatutory Stock Options granted under the Plan will be nontransferable, except by will or the laws of descent and distribution.

        No Nonstatutory Stock Option may be exercised as to fewer than 100 shares at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Nonstatutory Stock Option.

        The Board or the Committee may also permit Grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Board or the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any option may be used by the Company for general corporate purposes. Any portion of an option that is exercised may not be exercised again.

        The exercise or Option Price of any outstanding Incentive Stock Option or Nonstatutory Stock Option may not be adjusted or amended by the Board or Committee (other than in accordance with Section 11 below), whether by amendment, cancellation, replacement grants, or any other means. As used herein, "replacement grants" means any grant of Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights reasonably related to any prior or potential cancellation of any outstanding options or stock appreciation rights for new options or new stock appreciation rights in tandem with previously granted options or stock appreciation rights that will operate to cancel the previously granted options or stock appreciation rights upon exercise of the new options or new stock appreciation rights.

6.      RESTRICTIONS APPLICABLE TO RESTRICTED STOCK

        The Board or the Committee may place any restrictions it deems appropriate on any shares of restricted stock awarded under the Plan to an employee, director or paid consultant; provided, however, that shares of restricted stock awarded under the Plan are subject to certain restrictions including the following:

        Vesting. In general, shares of Stock awarded to directors, employees or paid consultants will vest (a) in full with respect to all Stock underlying the Award of restricted stock at the expiration of a period of not less than three years from the date of grant of the Award, or (b) proportionately in equal installments of the Stock underlying the Award of restricted stock over a period of not less than three years from the date of grant of the Award, as the Board or Committee determine, and, in each such case, based upon continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its Subsidiaries. Any shares of Stock remaining subject to forfeiture in accordance with the related vesting schedule are hereinafter referred to as "Unvested Shares." Subject to Section 10 below, neither the Board nor the Committee have the authority to otherwise accelerate the vesting of an Award of restricted stock.

        Delivery to Escrow. Unless the Board or the Committee determines otherwise, upon issuance of a certificate evidencing such shares the recipient will be required to deliver the certificate, endorsed in blank or with a duly executed stock power attached, to the Secretary of the Company, or such other person or entity as the Board or the Committee may designate, to be held until any vesting restrictions applicable thereto have lapsed or any Unvested Shares have been forfeited.

        Legend. Unless the Board or the Committee determines otherwise, each certificate evidencing Unvested Shares issued under the Plan will bear a legend to the effect that such shares are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of an agreement between the issuer and the registered owner.

7.      STOCK APPRECIATION RIGHTS

        The grant of Stock Appreciation Rights under the Plan is subject to the following terms and conditions and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board or the Committee sets forth in the relevant Award agreement:

        Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Stock entitling the Grantee to receive an amount equal to the excess of (a) the fair market value of a share of Stock on the date of exercise over (b) the fair market value of a share of Stock on the date of grant of the Stock Appreciation Right (the "Base Price") multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right has been exercised. Fair market value is determined in accordance with Section 9 below.

        Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of any Nonstatutory Stock Option or Incentive Stock Option.

        Date of Exercisability. Unless otherwise provided in the Grantee's
Award agreement in respect of any Stock Appreciation Right, a Stock Appreciation Right may be exercised by the Grantee, in accordance with and subject to all of the procedures established by the Board or the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event is a Stock Appreciation Right exercisable prior to the exercisability of any Non-Qualified Stock Option or Incentive Stock Option with which it is granted in tandem. The Board or the Committee may also provide, as set forth in the relevant Award agreement, that some Stock Appreciation Rights will be automatically exercised on one or more dates specified by the Board or the Committee.

        Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in restricted stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines and provides in the relevant Award agreement.

        Tandem Grant. The right of the Grantee to exercise a tandem Stock Appreciation Right terminates to the extent the Grantee exercises the Non-Qualified Stock Option or the Incentive Stock Option to which the Stock Appreciation Right is related.

        The Base Price of any outstanding Stock Appreciation Right may not be adjusted or amended by the Board or the Committee (other than in accordance with Section 11 below), whether by amendment, cancellation, replacement grants, or any other means.

8.      RIGHTS OF GRANTEES

        Options. No holder of an option or Stock Appreciation Right will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such option or Stock Appreciation Right unless and until his or her option or Stock Appreciation Right has been exercised pursuant to the terms thereof, the Company has issued and delivered to the holder of the option or Stock Appreciation Right the shares of Stock as to which the holder has exercised his or her option or Stock Appreciation Right, and the holder's name has been entered as a stockholder of record on the books of the Company. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

        Restricted Stock. Each recipient of a restricted stock award is deemed to be the registered owner of any Unvested Shares subject to such award, notwithstanding that such shares may be subject to restrictions and possible forfeiture under the terms of the agreement pursuant to which they were received. Unless and until all or a portion of the Unvested Shares are forfeited in accordance with the terms of such agreement, the recipient thereof will have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

9.      DETERMINATION OF FAIR MARKET VALUE

        For the purposes of the Plan, the fair market value of a share of stock of the Company is determined as follows:

        (a) if on the date as of which a determination is made the class of stock being valued is admitted to trading on a national securities exchange or exchanges, including without limitation the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), for which actual sale prices are regularly reported, or actual sales prices are otherwise regularly published for such stock, the fair market value of a share of the stock is deemed to be equal to the closing sale price reported for the stock on the date as of which the determination is made (or the next preceding trading date if the date of determination is not a trading date); or

        (b) if on the date as of which a determination is made no such closing sales prices are reported, but quotations for the class of stock being valued are regularly listed on the Nasdaq or another comparable system, the fair market value of a share of the stock is deemed to be equal to the mean of the average of the closing bid and asked prices for the stock quoted on such system on the date as of which the determination is made (or the next preceding trading date if the date of determination is not a trading date); or

        (c) if no such quotations or actual sales prices are available, the fair market value of a share of the stock will be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board, for the trading date as of which the determination is made (or the next preceding trading date if the date of determination is not a trading date).

        Notwithstanding (a) - (c) above, the Board or the Committee may determine the fair market value of a share of stock of the Company on the basis of such factors as it deems appropriate if it determines in good faith that the approach specified above does not properly reflect the fair market value of such stock.

10. RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH OF HOLDERS OF OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK

        Retirement or Disability. If a Grantee retires from employment with the Company or any of its Subsidiaries as a result of normal retirement (that is, termination of employment by the Grantee after he or she attains age sixty-five
(65)), or terminates employment with the Company after becoming "permanently disabled" (as defined in the Gaming and Technology, Inc. Profit Sharing 401(k) Plan as in effect on the date of adoption of the Plan by the Board), any restrictions then applicable to his or her Award will lapse and it will thereafter be exercisable (in the case of options and Stock Appreciation Rights) or transferable (in the case of restricted stock) in whole or in part, by the person to whom granted (or his or her duly appointed, qualified, and acting personal representative) in the manner set forth in Sections 5, 6 and 7 above, at any time within the remaining term of the Award, unless otherwise determined by the Board or the Committee at the time of grant.

        Other Termination of Service or Employment. Except as determined by the Board or the Committee at the time of grant, or as otherwise provided herein or in a Grantee's employment agreement, (a) if a person to whom restricted stock has been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, any Unvested Shares of restricted stock held by the person are forfeited as of the last date he or she was either a director, employee or paid consultant of the Company or a Subsidiary, and (b) if a person to whom an option or Stock Appreciation Right has been granted under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, such option or Stock Appreciation Right will continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which he or she was either a director, employee or paid consultant for a period of 60 days thereafter, whereupon such option or Stock Appreciation Right will terminate and not be exercisable thereafter; provided, however, that in the event of termination of employment, termination of service as a paid consultant, or removal from office as a director for Cause (as defined below), any such option or Stock Appreciation Right will terminate ten days after such termination of employment, service or removal from office rather than 60 days thereafter. No Award made under the Plan will be affected by any change of duties or position of the person to whom the Award was made or by any temporary leave of absence granted to the person by the Company or any of its Subsidiaries. For purposes of the Plan, "Cause" means (i) the Grantee being convicted of a felony, (ii) the Grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its Subsidiaries or is otherwise intended to materially harm the Company, or (iii) the Grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the Grantee's commission of a crime or an act of embezzlement or malfeasance.

        Death. Unless otherwise determined by the Board or the Committee at the time of grant, (a) if a person to whom an option or Stock Appreciation Right has been granted under the Plan dies prior to the expiration of the term of the option or Stock Appreciation Right, the option or Stock Appreciation Right is exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such option or Stock Appreciation Right by bequest or inheritance from the Grantee, at any time within two years after the death of the person and prior to the date upon which such option or Stock Appreciation Right expires, to the extent and in the manner exercisable by the Grantee at the date of his or her death; and (b) if a person to whom restricted stock has been awarded under the Plan dies prior to the lapse of all restrictions applicable to such restricted stock, any Unvested Shares held by such person on the date of his or her death will be forfeited.

        Termination with Board Approval. If a Grantee ceases to be either a director, employee or paid consultant of the Company or a Subsidiary for any reason other than removal for Cause, and the Board or the Committee expressly determines that such termination of service or employment is in the best interests of the Company, then an option or Stock Appreciation Right awarded to the Grantee under the Plan will be exercisable by the Grantee or by the estate of the Grantee, by a person who acquired the right to exercise such option or Stock Appreciation Right by bequest or inheritance from the Grantee or otherwise, for an additional period following termination of service or employment as determined by the Board or the Committee but in no event later than the date upon which such option or Stock Appreciation Right would have expired absent such termination of service or employment. Any such extended option or Stock Appreciation Right will be exercisable only to the extent and in the manner exercisable by the Grantee at the time of such termination of service or employment.

11.     ADJUSTMENTS

        Changes in Capitalization. In the event of any change in the number of shares of the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, or similar event, the Board or the Committee will adjust proportionally the number and kind of shares subject to the Plan, and the number, kind, and per share Stock Appreciation Right Base Price, Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be) of shares then subject to unexercised options. Any such adjustment will be made without a change in the aggregate purchase price or aggregate Base Price of the shares of the Stock subject to the unexercised portion of any option or Stock Appreciation Right.

        Merger Event. In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a "Merger Event") subject to Awards made under the Plan, or any distribution (other than normal cash dividends) to holders of the stock, fair and equitable adjustment will be made in good faith by the Board or the Committee, including (without limitation) adjustments to avoid fractional shares, in respect of all unexercised options or Stock Appreciation Rights to give proper effect to such event and preserve the value, rights and benefits of such options or Stock Appreciation Rights; provided, however, that the Board or the Committee may, in the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of the Stock do not hold, directly or indirectly, more than a majority of the voting securities of the resulting entity immediately after the Merger Event or in connection with any acquisition by any person of more than fifty percent (50%) of the outstanding shares of the Stock, provide that each option or Stock Appreciation Right holder will receive a cash payment (in exchange for and in cancellation of such option or Stock Appreciation Right) equal to the difference (if greater than zero) between the value of the per share consideration received by the holders of the Stock in the Merger Event or the acquisition and the purchase price or Base Price of such option or Stock Appreciation Right, multiplied by the number of shares of the Stock underlying such option or Stock Appreciation Right (and if the difference is equal to or less than zero, the Committee may provide that each such holder will receive no payment, nor any other compensation, in exchange for and in cancellation of any such option or Stock Appreciation Right). In addition, in the event of any Merger Event pursuant to which all of the outstanding Stock held by the shareholders of the Company is exchanged for any lawful consideration, all unvested and unexercisable options or Stock Appreciation Rights outstanding on the date on which shareholder approval of the Merger Event is obtained will become 100% vested and exercisable.

12.     MAXIMUM AWARDS

        The following maximum annual and other amounts are subject to adjustment under Section 11 above and are subject to the Plan maximum under Section 3 above. All Grantees in the aggregate may not receive in any fiscal year Awards of options and/or Stock Appreciation Rights, in the aggregate, exceeding 2,500,000 underlying shares of Stock. Each individual Grantee may not receive in any fiscal year Awards of options and/or Stock Appreciation Rights exceeding 1,500,000 underlying shares of Stock. No more than 600,000 shares of Stock may be granted as Awards of restricted stock.

13.     MANNER OF GRANT

        Nothing contained in the Plan or in any resolution adopted by the Board or any committee thereof or by the stockholders of the Company with respect to the Plan, except as provided in the Plan, will constitute the granting of an Award under the Plan. The granting of an Award under the Plan is deemed to occur only upon the date on which the Board or the Committee approves the grant of the Award. All Awards granted under the Plan are evidenced by a written agreement, in the form determined by the Board or the Committee, signed by a representative of the Board or the Committee and the recipient thereof.

14.     COMPLIANCE WITH LAW AND REGULATIONS

        The obligation of the Company to sell and deliver any shares of Stock under the Plan is subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Board or the Committee. In general, the Board or the Committee may make such changes in the Plan and include such terms in any Award agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority, or to obtain for employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and the regulations thereunder.

15.     TAX WITHHOLDING

        The Company or Subsidiary for whom services are performed by a director, employee or paid consultant granted an Award under the Plan has the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, vesting or exercise of any Award or the sale of stock acquired upon the exercise of an Incentive Stock Option in order for the Company or Subsidiary to obtain a tax deduction otherwise available as a consequence of such grant, vesting, exercise or sale, as the case may be.

16.     NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval has any impact on existing qualified or nonqualified retirement or bonus plans of the Company or creates any limitations on the power of the Board to adopt any other incentive arrangements that it may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights or restricted stock otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.     AMENDMENT

        The Board at any time, and from time to time, may amend the Plan, subject to any required regulatory approval and subject to the limitation that, except as provided above in Section 11, no amendment is effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company's Voting Stock present in person or represented by proxy at a duly held meeting at which a quorum is present (or by such greater vote as may be required by applicable law, regulation or provision of the certificate of incorporation or bylaws of the Company) if the amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Plan or cause the Plan to no longer comply with the requirements of Section 162(m) of the Code.

        Except as provided in Section 11 above, rights and obligations under any Awards granted before amendment of the Plan may not be altered or impaired by amendment of the Plan, except with the consent of the Grantee thereof.

18.     TERMINATION OR SUSPENSION

        The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, will terminate on the 10th anniversary of its adoption by the Board or its approval by the stockholders of the Company, whichever is earlier, but such termination will not affect any Award theretofore granted. No Award may be granted under the Plan while the Plan is suspended or after it is terminated. In general, no rights or obligations under any Award granted while the Plan is in effect will be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted. Any Award granted under the Plan may be terminated by agreement between the holder thereof and the Company and, in lieu of the terminated Award, a new Award may be granted.

19.     MISCELLANEOUS

        Nothing contained in the Plan (or in any written Award agreement) obligates the Company or any Subsidiary to continue for any period to elect any individual as a director or to employ an employee or consultant to whom an Award has been granted, or interfere with the right of the Company or any Subsidiary to vary the terms of the person's service or employment or reduce the person's compensation.

20.     EXCULPATION AND INDEMNIFICATION

        To the fullest extent permitted by applicable law and regulation, the Company will indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by them as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

21.     GOVERNING LAW

        The Plan and all actions taken thereunder are governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws thereof.

22.     UNFUNDED PLAN

        The Plan is unfunded and the Company is not required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award agreement is based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or agreement. No such obligation of the Company will be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award agreement will be construed as creating in respect of any Grantee (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Grantee, any beneficiary thereof or any other person.


                                 PLAN COMMITTEE

        Information with respect to the administration of the Plan by the Committee is set forth above in Section 2. Members of the Board will act in the capacity as managers of the Plan and not as trustees thereof. Additional information about the Committee may be obtained by calling the office of the Secretary of the Company at (702) 270-7600, or by writing the Company's Secretary at Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119-3605.


                           CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a general summary of certain federal income tax consequences applicable to the Plan. The summary does not reflect any provisions of the income tax laws of any state or local taxing jurisdiction. Because the tax consequences of events and transactions under the Plan depend upon various factors, including a Grantee's own tax status, each person who receives a grant or award under the Plan should consult his or her own tax advisor with respect thereto.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

1.      INCENTIVE STOCK OPTIONS

        Upon the grant of an Incentive Stock Option, a Grantee will not recognize any income. No income will be recognized by a Grantee upon the exercise of an Incentive Stock Option if the requirements of the Plan and the Code are met, including, without limitation, the requirement that the Grantee remain an employee of the Company (or a Subsidiary) during the period beginning on the date of the grant of the option and ending on the day three months (one year if the Grantee becomes disabled) before the date the option is exercised.

        The federal income tax consequences of a subsequent disposition of shares of Common Stock acquired upon the exercise of an Incentive Stock Option will depend upon when the disposition occurs and the type of disposition.

        If such shares are disposed of by the Grantee more than two years after the date of grant of the Incentive Stock Option, and more than one year after such shares are transferred to the Grantee, any gain or loss realized upon such disposition will be characterized as long-term capital gain or loss, and the Company (or the Subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise.

        If such shares are disposed of by the Grantee within two years after the date of grant of the Incentive Stock Option, or within one year after such shares are transferred to the Grantee (a "disqualifying disposition") and the disqualifying disposition is a taxable disposition, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the option price will be compensation taxable to the Grantee as ordinary income, and the Company (or the Subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under "Additional Information") equal to the amount of ordinary income recognized by the Grantee. If the amount realized by the Grantee upon such disqualifying disposition exceeds the fair market value of such shares on the exercise date, the excess will be characterized as short-term capital gain. If the option price exceeds the amount realized upon such disqualifying disposition, the difference will be characterized as short-term capital loss.

        If the disqualifying disposition is a non-taxable disposition (for example, a gift or a sale to a related person), the excess, if any, of the fair market value of such shares on the exercise date over the option price will be compensation taxable as ordinary income, and the Company (or the Subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under "Additional Information") equal to the amount of ordinary income recognized by the Grantee.

        If a Grantee has not remained an employee of the Company (or a Subsidiary) during the period beginning on the date of the grant of an Incentive Stock Option and ending on the day three months (one year if the Grantee becomes disabled) before the date the option is exercised, the exercise of such option will be treated as the exercise of a Nonstatutory Stock Option with the tax consequences described below.

2.      NONSTATUTORY STOCK OPTIONS

        Upon the grant of a Nonstatutory Stock Option, a Grantee will not recognize any income. At the time a Nonstatutory Stock Option is exercised, the Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under "Additional Information"), in an amount equal to the difference between the fair market value on the exercise date of the shares of Common Stock acquired pursuant to such exercise and the option price. Upon a subsequent disposition of such shares, the Grantee will realize long-term or short-term capital gain or loss, depending upon the holding period of such shares. For purposes of determining the amount of such gain or loss, the Grantee's tax basis in such shares will be the sum of the option price and the amount of ordinary income recognized upon exercise. In order for any such gain or loss to qualify as long-term capital gain or loss, the shares must be held for more than one year measured from the exercise date.

3.      EFFECT OF SHARE FOR SHARE EXERCISE

        If a Grantee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of a Nonstatutory Stock Option, the Grantee will not recognize any gain or loss on such tendered shares. The number of shares of Common Stock received by the Grantee upon any such exercise that are equal in number to the number of tendered shares would retain the tax basis and the holding period of the tendered shares for capital gain or loss purposes. The Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under "Additional Information"), in an amount equal to the fair market value of the number of shares received by the Grantee upon such exercise that is in excess of the number of tendered shares, less any cash paid by the Grantee. The fair market value of such excess number of shares would then become the tax basis for those shares and the holding period of such shares for capital gain or loss purposes will begin on the exercise date. If the tendered shares were previously acquired upon the exercise of an Incentive Stock Option, the shares of Common Stock received by the Grantee upon the exercise of the Nonstatutory Stock Option that are equal in number to the number of tendered shares will be treated as shares of Common Stock acquired upon the exercise of such Incentive Stock, the shares of Common Stock received by the Grantee upon the exercise of the Nonstatutory Stock Option that are equal in number to the number of tendered shares will be treated as shares of Common Stock acquired upon the exercise of such Incentive Stock Option.

        Except as discussed in the following paragraph, if a Grantee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of an Incentive Stock Option, the Grantee will not recognize any gain or loss on such tendered shares. No income will be recognized by the Grantee in respect of the shares received by the Grantee upon the exercise of the Incentive Stock Option if, as previously stated, the requirements of the Plan and the Code are met. The Internal Revenue Service has not yet issued final regulations with respect to the determination of the basis and the holding period of the shares acquired upon such an exercise. Regulations proposed by the Internal Revenue Service provide that for all shares of Common Stock acquired upon such an exercise, the requisite two year and one year holding periods for stock acquired upon exercise of an Incentive Stock Option (described above) must be satisfied, regardless of the holding period applicable to the tendered shares. However, the tax basis (and holding period for all other federal income tax purposes) of the tendered shares will carry over to the same number of shares acquired upon the exercise. The number of shares acquired which is in excess of the number of tendered shares will have a tax basis of zero and a holding period for all purposes beginning on the date of exercise. Any subsequent disqualifying disposition will be deemed first to have been a disposition of the shares with a tax basis of zero and then to have been a disposition of the shares with a carry over tax basis. For purposes of determining the amount of compensation taxable to the Grantee upon a subsequent disqualifying disposition, the option price of the shares with a tax basis of zero will be deemed to be zero, and the option price of the shares with a carry over basis will be deemed to be the fair market value of the shares on the exercise date.

        If a Grantee elects to tender shares of Common Stock that were previously acquired upon the exercise of an Incentive Stock Option in partial or full payment of the option price for shares to be acquired upon the exercise of another Incentive Stock Option, and such exercise occurs within two years of the date of grant of such Incentive Stock Option, or within one year after such tendered shares were transferred to the Grantee, the tender of such shares will be a taxable disqualifying disposition with the tax consequences described above regarding the disposition within two years of the date of grant of an Incentive Stock Option, or within one year after shares were acquired upon the exercise of Incentive Stock Options. The shares of Common Stock acquired upon such exercise will be treated as shares of

Common Stock acquired upon the exercise of an Incentive Stock Option and the holding period of such shares for all purposes will begin on the exercise date.

4.      STOCK APPRECIATION RIGHTS

        Upon the grant of a Stock Appreciation Right, a Grantee will not recognize any income. At the time a Stock Appreciation Right is exercised, a Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under "Additional Information"), in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of Common Stock received. The Grantee's tax basis in any such shares received upon the exercise of a Stock Appreciation Right will be the fair market value of such shares on the exercise date and the holding period of such shares for capital gain or loss purposes will begin on such date.

5.      RESTRICTED STOCK

        A Grantee will not recognize any income upon an Award of restricted stock. Unless a Grantee has made an election under Section 83(b) of the Code in respect of any shares of restricted stock, any dividend equivalents or dividends received by the Grantee with respect to shares of restricted stock prior to the date the Grantee recognizes income with respect to such award (as described below) must be treated by the Grantee as compensation taxable as ordinary income, and the Company (or the Subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under "Additional Information"), in an amount equal to the amount of ordinary income recognized by the Grantee. After the terms and conditions applicable to a restricted stock share of restricted stock are satisfied, or if the Grantee has made an election under Section 83(b) of the Code in respect of any shares of restricted stock, any dividends received by the Grantee in respect of such award will be treated as a dividend taxable as ordinary income, and the Company (or the Subsidiary) will not be entitled to a deduction in respect of any such dividend payment.

        At the time the terms and conditions applicable to a share of restricted stock are satisfied, a Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under "Additional Information"), in an amount equal to the then fair market value of the shares of unrestricted Common Stock received by the Grantee. The Grantee's tax basis for any such shares of Common Stock would be their fair market value on the date such terms and conditions are satisfied.

ADDITIONAL INFORMATION

        Section 55 of the Code imposes an alternative minimum tax if a taxpayer's "tentative minimum tax" exceeds his or her regular tax for the taxable year in question. Such "tentative minimum tax" is for 1997 and later years, equal to 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "taxable excess" and 28% of the "taxable excess" exceeding $175,000 ($87,500 for married individuals filing a separate return). Taxable excess equals the amount by which a person's "alternative minimum taxable income" exceeds his or her "exemption amount". The exemption amount ranges from $22,500 to $45,000 (depending on the person's filing status) and is reduced by $.25 for each $1.00 that the person's alternative minimum taxable income exceeds an amount which ranges from $75,000 to $150,000 (depending, again, or filing status), A person's alternative minimum taxable income under

Section 55 of the Code consists of his or her regular taxable income (with certain adjustments described in Sections 56 and 58 of the Code) increased by the tax preference items described in Section 57 of the Code. In the case of a person who is married and who files a separate return, the person's alternative minimum taxable income is increased by the lesser of (a) 25% of the excess of the alternative minimum taxable income (determined without this adjustment) over $165,000 or (b) $22,500.

        Upon the exercise of an Incentive Stock Option, one of the adjustments described in Section 56 of the Code is to include in a person's alternative minimum taxable income for any year an amount equal to the amount of income the person would have recognized if the option had not been an Incentive Stock Option with such inclusion occurring in the year in which such income would have been recognized. As a result, unless the shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of in a taxable disposition in the same year in which the above described adjustment to the Grantee's alternative minimum taxable income is made, a Grantee may incur alternative minimum tax as a result of the exercise of an Incentive Stock Option under the Plan.

        If a Grantee incurs alternative minimum tax attributable to certain items of tax preference or certain adjustments (including the adjustment described above resulting from the exercise of an Incentive Stock Option), the Grantee will receive a credit for such tax against the Grantee's regular income tax liability (but not any alternative minimum tax liability) in future years. In addition, in the year in which shares acquired as a result of the exercise of an Incentive Stock Option are disposed of in a taxable disposition, the basis of such shares for purposes of determining whether the Grantee is subject to alternative minimum tax in such year will include the amount of the adjustment described above resulting from the exercise of the Incentive Stock Option.

        A Grantee's compensation income with respect to an Award under the Plan will be subject to withholding for federal income and employment tax purposes. If a Grantee, to the extent permitted by the terms of an Award and the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation and any similar withholding obligation for state and local tax obligations, the Grantee will realize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of common stock.

        If the provisions of the Plan relating to a Merger Event become applicable, certain compensation payments or other benefits received by "disqualified individual" (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in "excess parachute payments" (as defined
Section 280G(b)(1) of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such "excess parachute payment" received by such a "disqualified individual" and any such "excess parachute payments" will not be deductible by the Company (or the Subsidiary).

        Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including Subsidiaries) is limited to $1,000,000 per person, except that compensation which is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including Subsidiaries) is not affected by this provision.

        The Company has structured the Plan so that any compensation for which the Company may claim a deduction in connection with the exercise of Nonstatutory Stock Options and related Stock Appreciation Rights and the non-qualifying disposition by a Grantee of shares acquired upon exercise of Incentive Stock Options will be performance-based within the meaning of Section 162(m) of the Code.

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

        The Plan is not regarded as an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, therefore, is not subject to the provisions of ERISA. The Plan is not a qualified plan under Section 401(a) of the Code.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents, filed with the Securities and Exchange Commission (the "Commission") by Alliance Gaming Corporation (the "Company"), are incorporated by reference:

               (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 1996, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996, pursuant to the Exchange Act;

               (c) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1996 pursuant to the Exchange Act;

               (d) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997 pursuant to the Exchange Act;

               (e) The Company's Current Reports on Form 8-K filed on September 11, 1996 and October 28, 1996, pursuant to the Exchange Act; and

               (f) The description of the common stock of the Company, $.10 par value (the "Common Stock"), contained in a registration statement filed under the Exchange Act, which is on file with the Commission.

               In addition, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents with the Commission.


ITEM 4.  DESCRIPTION OF SECURITIES

               Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Article VI of the Company's Articles of Incorporation limits the liability of the Company's directors and officers. It provides that a director or officer of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. It also provides that any repeal or modification of the foregoing provision of the stockholders of the Company will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such repeal or modification.

               The Company's bylaws provide that the Company will, to the maximum extent permitted by law, indemnify each person against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding as an Agent (including directors and officers) of the Company. Expenses incurred in defending any such proceeding by any person whom the Company is required to indemnify must be paid or reimbursed by the Company promptly upon receipt of an undertaking of such person to repay such expenses if it should ultimately be determined that such person was not entitled to be indemnified. These provisions are deemed a contract, and no repeal or modification of any applicable laws or of this bylaw provision will affect rights or obligations then existing with respect ot any state or facts then or theretofore existing or any proceeding brought or threatened based upon any such state of facts.

               Section 78.751 of the Nevada General Corporation Law permits the Company to indemnify its directors and officers as follows:

               1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

               2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

               3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

               4. Any indemnification under subsections 1 and 2, unless offered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                      (a) By the stockholders;

                      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                      (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                      (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

               5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

               6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


ITEM 8.  EXHIBITS.

               The following exhibits are filed as part of this registration statement:


               5.1    Opinion of Schreck Morris.

               23.1   Consent of KPMG Peat Marwick LLP

               23.2   Consent of Schreck Morris (included in Exhibit 5.1).

               24.1 Power of Attorney (included in signature page to this registration statement).


ITEM 9.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in response to
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The Registrant and each person whose signature appears below hereby authorizes Morris Goldstein, Scott D. Schweinfurth and David D. Johnson (the "Agents") to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the registration statement as such Agent deems appropriate, and the registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, Alliance Gaming Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 20, 1997.



                                      ALLIANCE GAMING CORPORATION

                                      By:    /s/ Morris Goldstein
                                         -------------------------------------
                                            Morris Goldstein
                                            Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                                TITLE                     DATE


/s/ Morris Goldstein         President and Chief                 August 20, 1997
--------------------         Executive Officer
Morris Goldstein            (Principal Executive Officer)

/s/ Scott D. Schweinfurth    Sr. Vice President, Treasurer        August 20,1997
--------------------         & Chief Financial Officer
Scott D. Schweinfurth       (Principal Accounting Officer and
                             Principal Financial Officer)

/s/ David Robbins            Chairman of the Board, Director     August 20, 1997
-----------------
David Robbins


/s/ Jacques Andre            Director                            August 20, 1997
--------------------
Jacques Andre


/s/ Anthony DiCesare         Director                            August 20, 1997
--------------------
Anthony L. DiCesare


/s/ Joel Kirschbaum          Director                            August 20, 1997
--------------------
Joel Kirschbaum


                             Director                            August 20, 1997
--------------------
Alfred H. Wilms

                               EXHIBIT INDEX

   No.             Description                                       Page No.
   ----            -----------                                       --------

   5.1    Opinion of Schreck Morris.

   23.1   Consent of KPMG Peat Marwick LLP

   23.2   Consent of Schreck Morris (included in Exhibit 5.1).

   24.1 Power of Attorney (included in signature page to this registration statement).